CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60495) and Form S-3 (File Nos. 333-57501, 333-70229, 333-86037 and 333-86153) of Alpharma Inc. of our report dated March 21, 2003, except for Note 26 and Note 27, as to which the date is April 3, 2003 and Note 2B, as to which the date is January 15, 2004, relating to the financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 27, 2004